Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The following statement is provided by the undersigned to accompany the Quarterly Report on Form 10-QSB for the period ended April 30, 2004 of American Goldfields Inc. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be deemed filed pursuant to any provision of the Exchange Act of 1934 or any other securities law.

The undersigned certifies that the foregoing Report on Form 10-QSB fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of American Goldfields Inc..





/S/ DONALD NEAL
---------------------
DONALD NEAL
CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
DATE: JUNE 3,2004



This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.